N / E / W / S R / E / L / E / A / S / E

April 25, 2023

FOR IMMEDIATE RELEASE
For more information, contact:
Nicole M. Weaver, Vice President and Director of Corporate Administration
765-521-7619
http://www.firstmerchants.com

SOURCE: First Merchants Corporation, Muncie, Indiana

FIRST MERCHANTS CORPORATION ANNOUNCES FIRST QUARTER 2023 EARNINGS PER SHARE

First Merchants Corporation (NASDAQ - FRME)

First Quarter 2023 Highlights:

•    Net income available to common stockholders was $63.6 million for the first quarter and diluted earnings per common share totaled $1.07, compared to $48.6 million and $.91 in the first quarter of 2022, and $70.3 million and $1.19 in the fourth quarter of 2022.
•    Adjusted net income available to common stockholders1 for the first quarter was $63.6 million and adjusted diluted earnings per common share1 totaled $1.07, compared to $47.3 million and $.88 in the first quarter of 2022, and $70.5 million and $1.19 in the fourth quarter of 2022.
•    Strong liquidity and capital with Common Equity Tier 1 Capital Ratio of 10.82%.
•    Deposit growth of $320.5 million, or 8.9% annualized on a linked quarter basis.
•    Total loans grew $237.9 million, or 7.9% annualized on a linked quarter basis.
•    Non-accrual loans totaled $46.6 million compared to $42.3 million on a linked quarter basis.
•    The efficiency ratio totaled 51.72% for the quarter.

Mark Hardwick, Chief Executive Officer, stated, “Given the disruption in the banking industry, we are pleased to share a quarter-end balance sheet that reflects a very safe and sound institution with continued growth. Loans, Deposits, on-hand liquidity and capital all improved over year-end. We prioritized enhancing our liquidity position during the quarter while also meeting the demands of the customer base. Our team of bankers have been true brand ambassadors during the quarter by showing poise and confidence throughout the communities we serve. We remain focused on delivering our plan for the year.”

First Quarter Financial Results:

First Merchants Corporation (the “Corporation) has reported first quarter 2023 net income available to common stockholders of $63.6 million compared to $48.6 million during the same period in 2022. Earnings per share for the period totaled $1.07 per share compared to the first quarter of 2022 result of $.91 per share.

Total assets equaled $18.2 billion as of quarter-end and loans totaled $12.3 billion. Total loans increased $2.9 billion during the past twelve months. The acquisition of Level One contributed $1.6 billion of loans. Excluding acquired loans and PPP forgiveness, the Corporation experienced organic loan growth of $1.3 billion, or 14.4 percent, during the past twelve months. This was offset by the forgiveness of PPP loans of $88.5 million. Total loans grew organically $237.9 or 7.9% annualized on a linked quarter basis.

Investments, totaling $4.1 billion, decreased $431.9 million, or 9.6 percent, during the last twelve months and decreased $206.4 million or 19.4% annualized on a linked quarter basis.

Total deposits equaled $14.7 billion as of quarter-end and increased by $1.8 billion over the past twelve months. The acquisition of Level One contributed $1.9 billion in deposits resulting in an organic deposit decline of $133.5 million or 1.0%. Total deposits grew $320.5 million or 8.9% annualized on a linked quarter basis. The loan to deposit ratio for the current quarter ended at 83.3 percent.

The Corporation’s Allowance for Credit Losses – Loans (ACL) totaled $223.1 million as of quarter-end, or 1.82 percent of total loans, an increase of $27.1 million over prior year due to the acquisition of Level One. Loan charge offs, net of recoveries, for the quarter totaled $0.2 million. No provision expense was recorded during the quarter or during the last twelve months other than CECL Day 1 expense of $16.8 million due to the acquisition of Level One. Non-performing assets to total assets were 0.30% for the first quarter of 2023, a decrease of two basis points compared to 0.32% in the first quarter of 2022.

Net-interest income, totaling $144.1 million for the quarter, declined $4.9 million, or 3.3 percent, compared to prior quarter and increased $41.8 million, or 40.9 percent compared to the first quarter of 2022. Stated net-interest margin on a tax equivalent basis, totaling 3.58 percent, declined by 14 basis points compared to the fourth quarter of 2022 and increased 55 basis points compared to the first quarter of 2022. Net-interest margin excluding the impact of fair value accretion and PPP loans totaled 3.52%, a decrease of 13 basis points compared to 3.65% for the fourth quarter of 2022 and an increase of 55 basis points from the first quarter of 2022. During the quarter, increased deposit costs and mix offset the increase in earning asset yields causing a reduction of margin of eight basis points. The lower day count in the quarter caused a decline of five basis points.

Non-interest income, totaling $25.0 million for the quarter, increased $0.9 million compared to the fourth quarter of 2022 and decreased $0.9 million from the first quarter of 2022. The increase over the fourth quarter of 2022 was driven primarily by higher card payment fees, derivative hedge fees, offset by losses on the sale of available for sale securities.

Non-interest expense totaled $93.7 million for the quarter, an increase of $4.0 million from the fourth quarter of 2022. The increase was primarily due to higher salaries, incentives and employee benefits offset by lower marketing expenses and FDIC assessments. A one-time FDIC assessment credit of approximately $2.0 million was recorded lowering overall FDIC assessment cost for the quarter. Additionally, gains on the sales of properties were recorded in the fourth quarter and reflected in Other Expenses that did not recur in the current quarter, causing a negative quarter-over quarter variance.

The Corporation’s total risk-based capital ratio equaled 13.23 percent, common equity tier 1 capital ratio equaled 10.82 percent, and the tangible common equity ratio totaled 7.75 percent. These ratios continue to reflect the Corporation’s strong liquidity and capital positions.

1 See “Non-GAAP Financial Information” for reconciliation

CONFERENCE CALL

First Merchants Corporation will conduct a first quarter earnings conference call and web cast at 10:30 a.m. (ET) on Tuesday, April 25, 2023.

To access via phone, participants will need to register using the following link where they will be provided a phone number and access code: (https://register.vevent.com/register/BI257d3b7683714a4382f8765266a99667))

In order to view the webcast and presentation slides, please go to (https://edge.media-server.com/mmc/p/trq9ekv4) during the time of the call. A replay of the webcast will be available until April 25, 2024.

Detailed financial results are reported on the attached pages.

About First Merchants Corporation

First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. The Corporation has one full-service bank charter, First Merchants Bank. The Bank also operates as First Merchants Private Wealth Advisors (as a division of First Merchants Bank).

First Merchants Corporation’s common stock is traded on the NASDAQ Global Select Market System under the symbol FRME. Quotations are carried in daily newspapers and can be found on the company’s Internet web page (http://www.firstmerchants.com).

FIRST MERCHANTS and the Shield Logo are federally registered trademarks of First Merchants Corporation.

Forward-Looking Statements

This release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These statements include statements of First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity (including the ability to grow and maintain core deposits and retain large, uninsured deposits), credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission. First Merchants does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this press release. In addition, First Merchants’ past results of operations do not necessarily indicate its anticipated future results.
* * * *

CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)	March 31,
	2023	2022
ASSETS
Cash and due from banks	$125,818	$148,277
Interest-bearing deposits	352,695	395,262
Investment securities, net of allowance for credit losses of $245,000 and $245,000	4,057,389	4,489,263
Loans held for sale	9,408	3,938
Loans	12,241,461	9,356,241
Less: Allowance for credit losses - loans	(223,052)	(195,984)
Net loans	12,018,409	9,160,257
Premises and equipment	115,857	105,883
Federal Home Loan Bank stock	41,878	26,422
Interest receivable	85,515	56,081
Goodwill and other intangibles	745,647	569,494
Cash surrender value of life insurance	309,090	291,881
Other real estate owned	7,777	6,271
Tax asset, deferred and receivable	103,070	73,422
Other assets	206,355	138,807
TOTAL ASSETS	$18,178,908	$15,465,258
LIABILITIES
Deposits:
Noninterest-bearing	$2,964,355	$2,745,235
Interest-bearing	11,738,932	10,160,718
Total Deposits	14,703,287	12,905,953
Borrowings:
Federal funds purchased	20	—
Securities sold under repurchase agreements	179,067	169,697
Federal Home Loan Bank advances	823,577	308,960
Subordinated debentures and other borrowings	151,312	118,677
Total Borrowings	1,153,976	597,334
Interest payable	11,979	3,589
Other liabilities	187,218	150,749
Total Liabilities	16,056,460	13,657,625
STOCKHOLDERS' EQUITY
Preferred Stock, $1,000 par value, $1,000 liquidation value:
Authorized -- 600 cumulative shares
Issued and outstanding - 125 cumulative shares	125	125
Preferred Stock, Series A, no par value, $2,500 liquidation preference:
Authorized -- 10,000 non-cumulative perpetual shares
Issued and outstanding - 10,000 non-cumulative perpetual shares	25,000	—
Common Stock, $.125 stated value:
Authorized -- 100,000,000 shares
Issued and outstanding - 59,257,051 and 53,424,823 shares	7,407	6,678
Additional paid-in capital	1,231,532	987,404
Retained earnings	1,057,298	897,818
Accumulated other comprehensive loss	(198,914)	(84,392)
Total Stockholders' Equity	2,122,448	1,807,633
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,178,908	$15,465,258

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
(Dollars In Thousands, Except Per Share Amounts)	March 31,
	2023	2022
INTEREST INCOME
Loans receivable:
Taxable	$172,353	$79,075
Tax-exempt	7,709	5,704
Investment securities:
Taxable	9,087	8,510
Tax-exempt	16,070	15,875
Deposits with financial institutions	637	230
Federal Home Loan Bank stock	542	146
Total Interest Income	206,398	109,540
INTEREST EXPENSE
Deposits	50,685	4,294
Federal funds purchased	1,297	—
Securities sold under repurchase agreements	848	89
Federal Home Loan Bank advances	7,064	1,218
Subordinated debentures and other borrowings	2,385	1,659
Total Interest Expense	62,279	7,260
NET INTEREST INCOME	144,119	102,280
Provision for credit losses - loans	—	—
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	144,119	102,280
NON-INTEREST INCOME
Service charges on deposit accounts	7,359	6,419
Fiduciary and wealth management fees	7,862	7,332
Card payment fees	5,172	5,723
Net gains and fees on sales of loans	2,399	2,199
Derivative hedge fees	1,148	918
Other customer fees	517	410
Earnings on cash surrender value of life insurance	1,288	1,696
Net realized gains (losses) on sales of available for sale securities	(1,571)	566
Other income	823	634
Total Non-Interest Income	24,997	25,897
NON-INTEREST EXPENSES
Salaries and employee benefits	57,459	42,519
Net occupancy	7,259	6,187
Equipment	6,126	5,080
Marketing	1,309	736
Outside data processing fees	6,113	4,363
Printing and office supplies	383	345
Intangible asset amortization	2,197	1,366
FDIC assessments	1,396	2,192
Other real estate owned and foreclosure expenses	(18)	564
Professional and other outside services	3,698	2,953
Other expenses	7,798	6,020
Total Non-Interest Expenses	93,720	72,325
INCOME BEFORE INCOME TAX	75,396	55,852
Income tax expense	11,317	7,266
NET INCOME	64,079	48,586
Preferred stock dividends	469	—
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$63,610	$48,586
Per Share Data:
Basic Net Income Available to Common Stockholders	$1.07	$0.91
Diluted Net Income Available to Common Stockholders	$1.07	$0.91
Cash Dividends Paid to Common Stockholders	$0.32	$0.29
Average Diluted Common Shares Outstanding (in thousands)	59,441	53,616

FINANCIAL HIGHLIGHTS
(Dollars in thousands)	Three Months Ended
	March 31,
	2023	2022
NET CHARGE-OFFS (RECOVERIES)	$225	$(587)

AVERAGE BALANCES:
Total Assets	$18,022,195	$15,464,605
Total Loans	12,135,384	9,255,928
Total Earning Assets	16,824,407	14,262,777
Total Deposits	14,423,409	12,817,690
Total Stockholders' Equity	2,083,125	1,891,223

FINANCIAL RATIOS:
Return on Average Assets	1.42%	1.26%
Return on Average Stockholders' Equity	12.21	10.28
Return on Tangible Common Stockholders' Equity	19.82	14.99
Average Earning Assets to Average Assets	93.35	92.23
Allowance for Credit Losses - Loans as % of Total Loans	1.82	2.09
Net Charge-offs as % of Average Loans (Annualized)	0.01	(0.03)
Average Stockholders' Equity to Average Assets	11.56	12.23
Tax Equivalent Yield on Average Earning Assets	5.06	3.23
Interest Expense/Average Earning Assets	1.48	0.20
Net Interest Margin (FTE) on Average Earning Assets	3.58	3.03
Efficiency Ratio	51.72	52.79
Tangible Common Book Value Per Share	$22.93	$23.26

NON-PERFORMING ASSETS
(Dollars In Thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Non-Accrual Loans	$46,576	$42,324	$43,508	$45,970	$42,698
Troubled Debt Restructures (TDR)	—	224	195	233	141
Non-Performing Loans (NPL)	46,576	42,548	43,703	46,203	42,839
Other Real Estate Owned and Repossessions	7,777	6,431	6,454	6,521	6,271
Non-Performing Assets (NPA)	54,353	48,979	50,157	52,724	49,110
90+ Days Delinquent	7,032	1,737	764	592	2,085
NPAs & 90 Day Delinquent	$61,385	$50,716	$50,921	$53,316	$51,195

Allowance for Credit Losses - Loans	$223,052	$223,277	$226,702	$226,275	$195,984
Quarterly Net Charge-offs (Recoveries)	225	2,674	(427)	263	(587)
NPAs / Actual Assets %	0.30%	0.27%	0.28%	0.30%	0.32%
NPAs & 90 Day / Actual Assets %	0.34%	0.28%	0.29%	0.30%	0.33%
NPAs / Actual Loans and OREO %	0.44%	0.41%	0.43%	0.46%	0.52%
Allowance for Credit Losses - Loans / Actual Loans (%)	1.82%	1.86%	1.94%	1.98%	2.09%
Net Charge-offs (Recoveries) as % of Average Loans (Annualized)	0.01%	0.12%	(0.01)%	0.01%	(0.03)%

CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
ASSETS
Cash and due from banks	$125,818	$122,594	$119,532	$212,559	$148,277
Interest-bearing deposits	352,695	126,061	179,593	136,702	395,262
Investment securities, net of allowance for credit losses	4,057,389	4,263,788	4,294,768	4,630,030	4,489,263
Loans held for sale	9,408	9,094	25,394	9,060	3,938
Loans	12,241,461	12,003,894	11,650,002	11,397,417	9,356,241
Less: Allowance for credit losses - loans	(223,052)	(223,277)	(226,702)	(226,275)	(195,984)
Net loans	12,018,409	11,780,617	11,423,300	11,171,142	9,160,257
Premises and equipment	115,857	117,118	116,306	117,757	105,883
Federal Home Loan Bank stock	41,878	38,525	38,056	38,111	26,422
Interest receivable	85,515	85,070	71,605	68,728	56,081
Goodwill and other intangibles	745,647	747,844	750,713	753,649	569,494
Cash surrender value of life insurance	309,090	308,311	306,932	323,013	291,881
Other real estate owned	7,777	6,431	6,454	6,521	6,271
Tax asset, deferred and receivable	103,070	111,222	142,110	114,965	73,422
Other assets	206,355	221,631	244,222	198,255	138,807
TOTAL ASSETS	$18,178,908	$17,938,306	$17,718,985	$17,780,492	$15,465,258
LIABILITIES
Deposits:
Noninterest-bearing	$2,964,355	$3,173,417	$3,356,651	$3,435,331	$2,745,235
Interest-bearing	11,738,932	11,209,328	11,078,174	11,135,538	10,160,718
Total Deposits	14,703,287	14,382,745	14,434,825	14,570,869	12,905,953
Borrowings:
Federal funds purchased	20	171,560	185,000	100,000	—
Securities sold under repurchase agreements	179,067	167,413	194,482	186,468	169,697
Federal Home Loan Bank advances	823,577	823,674	643,769	598,865	308,960
Subordinated debentures and other borrowings	151,312	151,298	151,301	151,299	118,677
Total Borrowings	1,153,976	1,313,945	1,174,552	1,036,632	597,334
Interest payable	11,979	7,530	4,971	2,978	3,589
Other liabilities	187,218	199,316	197,971	192,372	150,749
Total Liabilities	16,056,460	15,903,536	15,812,319	15,802,851	13,657,625
STOCKHOLDERS' EQUITY
Preferred Stock, $1,000 par value, $1,000 liquidation value:
Authorized -- 600 cumulative shares
Issued and outstanding - 125 cumulative shares	125	125	125	125	125
Preferred Stock, Series A, no par value, $2,500 liquidation preference:
Authorized -- 10,000 non-cumulative perpetual shares
Issued and outstanding - 10,000 non-cumulative perpetual shares	25,000	25,000	25,000	25,000	—
Common Stock, $.125 stated value:
Authorized -- 100,000,000 shares
Issued and outstanding	7,407	7,396	7,393	7,383	6,678
Additional paid-in capital	1,231,532	1,228,626	1,226,695	1,226,378	987,404
Retained earnings	1,057,298	1,012,774	961,542	917,311	897,818
Accumulated other comprehensive loss	(198,914)	(239,151)	(314,089)	(198,556)	(84,392)
Total Stockholders' Equity	2,122,448	2,034,770	1,906,666	1,977,641	1,807,633
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,178,908	$17,938,306	$17,718,985	$17,780,492	$15,465,258

CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands, Except Per Share Amounts)	March	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
INTEREST INCOME
Loans receivable:
Taxable	$172,353	$156,102	$128,504	$106,787	$79,075
Tax-exempt	7,709	6,930	6,500	5,990	5,704
Investment securities:
Taxable	9,087	9,417	10,055	10,372	8,510
Tax-exempt	16,070	17,033	17,261	17,212	15,875
Deposits with financial institutions	637	959	704	610	230
Federal Home Loan Bank stock	542	541	314	175	146
Total Interest Income	206,398	190,982	163,338	141,146	109,540
INTEREST EXPENSE
Deposits	50,685	33,516	16,644	8,485	4,294
Federal funds purchased	1,297	808	418	76	—
Securities sold under repurchase agreements	848	541	372	134	89
Federal Home Loan Bank advances	7,064	4,932	3,493	1,774	1,218
Subordinated debentures and other borrowings	2,385	2,229	2,105	2,016	1,659
Total Interest Expense	62,279	42,026	23,032	12,485	7,260
NET INTEREST INCOME	144,119	148,956	140,306	128,661	102,280
Provision for credit losses - loans	—	—	—	16,755	—
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	144,119	148,956	140,306	111,906	102,280
NON-INTEREST INCOME
Service charges on deposit accounts	7,359	7,097	7,165	7,690	6,419
Fiduciary and wealth management fees	7,862	7,501	7,221	7,634	7,332
Card payment fees	5,172	4,533	4,776	5,175	5,723
Net gains and fees on sales of loans	2,399	2,087	2,543	3,226	2,199
Derivative hedge fees	1,148	326	700	1,444	918
Other customer fees	517	362	501	662	410
Earnings on cash surrender value of life insurance	1,288	1,515	6,655	1,308	1,696
Net realized gains (losses) on sales of available for sale securities	(1,571)	57	481	90	566
Other income (loss)	823	672	(425)	1,048	634
Total Non-Interest Income	24,997	24,150	29,617	28,277	25,897
NON-INTEREST EXPENSES
Salaries and employee benefits	57,459	52,331	56,002	56,041	42,519
Net occupancy	7,259	6,638	6,738	6,648	6,187
Equipment	6,126	6,148	5,997	6,720	5,080
Marketing	1,309	3,157	2,401	1,414	736
Outside data processing fees	6,113	5,611	6,827	4,881	4,363
Printing and office supplies	383	390	472	381	345
Intangible asset amortization	2,197	2,303	2,303	2,303	1,366
FDIC assessments	1,396	2,295	2,824	2,924	2,192
Other real estate owned and foreclosure expenses	(18)	197	328	(266)	564
Professional and other outside services	3,698	3,961	4,461	10,267	2,953
Other expenses	7,798	6,668	8,025	6,000	6,020
Total Non-Interest Expenses	93,720	89,699	96,378	97,313	72,325
INCOME BEFORE INCOME TAX	75,396	83,407	73,545	42,870	55,852
Income tax expense	11,317	12,647	9,793	3,879	7,266
NET INCOME	64,079	70,760	63,752	38,991	48,586
Preferred stock dividends	469	468	469	469	—
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$63,610	$70,292	$63,283	$38,522	$48,586
Per Share Data:
Basic Net Income Available to Common Stockholders	$1.07	$1.20	$1.08	$0.64	$0.91
Diluted Net Income Available to Common Stockholders	$1.07	$1.19	$1.08	$0.63	$0.91
Cash Dividends Paid to Common Stockholders	$0.32	$0.32	$0.32	$0.32	$0.29
Average Diluted Common Shares Outstanding (in thousands)	59,441	59,384	59,339	59,308	53,616
FINANCIAL RATIOS:
Return on Average Assets	1.42%	1.59%	1.43%	0.88%	1.26%
Return on Average Stockholders' Equity	12.21	14.36	12.54	7.62	10.28
Return on Tangible Common Stockholders' Equity	19.82	24.21	20.85	12.91	14.99
Average Earning Assets to Average Assets	93.35	93.66	92.90	92.45	92.23
Allowance for Credit Losses - Loans as % of Total Loans	1.82	1.86	1.94	1.98	2.09
Net Charge-offs (Recoveries) as % of Average Loans (Annualized)	0.01	0.12	(0.01)	0.01	(0.03)
Average Stockholders' Equity to Average Assets	11.56	10.98	11.36	11.37	12.23
Tax Equivalent Yield on Average Earning Assets	5.06	4.73	4.11	3.58	3.23
Interest Expense/Average Earning Assets	1.48	1.01	0.56	0.30	0.20
Net Interest Margin (FTE) on Average Earning Assets	3.58	3.72	3.55	3.28	3.03
Efficiency Ratio	51.72	48.60	53.34	58.45	52.79
Tangible Common Book Value Per Share	$22.93	$21.45	$19.26	$20.45	$23.26

LOANS
(Dollars In Thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Commercial and industrial loans	$3,502,204	$3,437,126	$3,330,529	$3,297,477	$2,826,660
Agricultural land, production and other loans to farmers	219,598	241,793	221,954	214,904	209,077
Real estate loans:
Construction	960,979	835,582	828,923	745,983	552,975
Commercial real estate, non-owner occupied	2,375,410	2,407,475	2,299,272	2,423,185	2,073,197
Commercial real estate, owner occupied	1,244,117	1,246,528	1,268,567	1,264,563	974,521
Residential	2,185,943	2,096,655	1,990,668	1,813,297	1,226,695
Home equity	621,354	630,632	621,619	586,108	512,641
Individuals' loans for household and other personal expenditures	172,389	175,211	173,225	157,264	147,593
Public finance and other commercial loans	959,467	932,892	915,245	894,636	832,882
Loans	12,241,461	12,003,894	11,650,002	11,397,417	9,356,241
Allowance for credit losses - loans	(223,052)	(223,277)	(226,702)	(226,275)	(195,984)
NET LOANS	$12,018,409	$11,780,617	$11,423,300	$11,171,142	$9,160,257

DEPOSITS
(Dollars In Thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Demand deposits	$8,422,387	$8,448,797	$8,534,950	$8,785,889	$7,806,033
Savings deposits	4,499,487	4,657,140	5,054,490	4,875,880	4,444,417
Certificates and other time deposits of $100,000 or more	1,040,379	742,539	443,588	436,942	252,033
Other certificates and time deposits	574,886	468,712	381,365	446,973	380,293
Brokered certificates of deposits	166,148	65,557	20,432	25,185	23,177
TOTAL DEPOSITS	$14,703,287	$14,382,745	$14,434,825	$14,570,869	$12,905,953

CONSOLIDATED AVERAGE BALANCE SHEET AND NET INTEREST MARGIN ANALYSIS
(Dollars in Thousands)
	For the Three Months Ended
	March 31, 2023			March 31, 2022
	Average Balance	Interest Income / Expense	Average Rate	Average Balance	Interest Income / Expense	Average Rate
ASSETS
Interest-bearing deposits	$172,814	$637	1.47%	$484,626	$230	0.19%
Federal Home Loan Bank stock	39,759	542	5.45	27,914	146	2.09
Investment securities: (1)
Taxable	1,924,079	9,087	1.89	1,957,675	8,510	1.74
Tax-exempt (2)	2,552,371	20,342	3.19	2,536,634	20,095	3.17
Total Investment Securities	4,476,450	29,429	2.63	4,494,309	28,605	2.55
Loans held for sale	23,538	360	6.12	4,352	40	3.68
Loans: (3)
Commercial	8,483,879	139,661	6.58	6,868,438	64,679	3.77
Real estate mortgage	1,914,640	18,391	3.84	924,268	7,840	3.39
Installment	840,450	13,941	6.64	711,038	6,516	3.67
Tax-exempt (2)	872,877	9,758	4.47	747,832	7,220	3.86
Total Loans	12,135,384	182,111	6.00	9,255,928	86,295	3.73
Total Earning Assets	16,824,407	212,719	5.06%	14,262,777	115,276	3.23%
Total Non-Earning Assets	1,197,788			1,201,828
TOTAL ASSETS	$18,022,195			$15,464,605
LIABILITIES
Interest-bearing deposits:
Interest-bearing deposits	$5,263,601	$24,662	1.87%	$5,027,466	$2,408	0.19%
Money market deposits	2,746,047	13,577	1.98	2,514,429	872	0.14
Savings deposits	1,826,209	2,965	0.65	1,867,411	441	0.09
Certificates and other time deposits	1,466,275	9,481	2.59	676,661	573	0.34
Total Interest-Bearing Deposits	11,302,132	50,685	1.79	10,085,967	4,294	0.17
Borrowings:	1,293,309	11,594	3.59	616,572	2,966	1.92
Total Interest-Bearing Liabilities	12,595,441	62,279	1.98	10,702,539	7,260	0.27
Noninterest-bearing deposits	3,121,277			2,731,723
Other liabilities	222,352			139,120
Total Liabilities	15,939,070			13,573,382
STOCKHOLDERS' EQUITY	2,083,125			1,891,223
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,022,195	62,279		$15,464,605	7,260
Net Interest Income (FTE)		$150,440			$108,016
Net Interest Spread (FTE) (4)			3.08%			2.96%

Net Interest Margin (FTE):
Interest Income (FTE) / Average Earning Assets			5.06%			3.23%
Interest Expense / Average Earning Assets			1.48%			0.20%
Net Interest Margin (FTE) (5)			3.58%			3.03%

(1) Average balance of securities is computed based on the average of the historical amortized cost balances without the effects of the fair value adjustments. Annualized amounts are computed using a 30/360 day basis.

(2) Tax-exempt securities and loans are presented on a fully taxable equivalent basis, using a marginal tax rate of 21 percent for 2023 and 2022. These totals equal $6,321 and $5,736 for the three months ended March 31, 2023 and 2022, respectively.

(3) Non accruing loans have been included in the average balances.
(4) Net Interest Spread (FTE) is interest income expressed as a percentage of average earning assets minus interest expense expressed as a percentage of average interest-bearing liabilities.
(5) Net Interest Margin (FTE) is interest income expressed as a percentage of average earning assets minus interest expense expressed as a percentage of average earning assets.

ADJUSTED EPS EXCLUDING PAYCHECK PROTECTION PROGRAM ("PPP") AND ACQUISITION-RELATED EXPENSES - NON-GAAP
(Dollars In Thousands, Except Per Share Amounts)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Net Income Available to Common Stockholders - GAAP	$63,610	$70,292	$63,283	$38,522	$48,586
Adjustments:
PPP loan income	(25)	(109)	(323)	(891)	(1,884)
Acquisition-related expenses	—	413	3,417	12,549	152
Acquisition-related provision expense	—	—	—	16,755	—
Tax on adjustment	6	(75)	(759)	(6,967)	425
Adjusted Net Income Available to Common Stockholders - Non-GAAP	$63,591	$70,521	$65,618	$59,968	$47,279

Average Diluted Common Shares Outstanding (in thousands)	59,441	59,384	59,339	59,308	53,616

Diluted Earnings Per Common Share - GAAP	$1.07	$1.19	$1.08	$0.63	$0.91
Adjustments:
PPP loan income	—	(0.01)	—	(0.01)	(0.04)
Acquisition-related expenses	—	0.01	0.05	0.22	—
Acquisition-related provision expense	—	—	—	0.30	—
Tax on adjustment	—	—	(0.01)	(0.13)	0.01
Adjusted Diluted Earnings Per Common Share - Non-GAAP	$1.07	$1.19	$1.12	$1.01	$0.88

RETURN ON TANGIBLE COMMON EQUITY
(Dollars In Thousands)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Total Average Stockholders' Equity (GAAP)	$2,083,125	$1,958,041	$2,018,156	$2,021,123	$1,891,223
Less: Average Preferred Stock	(25,125)	(25,125)	(25,125)	(25,125)	(125)
Less: Average Intangible Assets, Net of Tax	(739,190)	(741,632)	(744,069)	(745,614)	(565,476)
Average Tangible Common Equity, Net of Tax (Non-GAAP)	$1,318,810	$1,191,284	$1,248,962	$1,250,384	$1,325,622

Net Income Available to Common Stockholders (GAAP)	$63,610	$70,292	$63,283	$38,521	$48,586
Plus: Intangible Asset Amortization, Net of Tax	1,734	1,819	1,819	1,820	1,079
Tangible Net Income (Non-GAAP)	$65,344	$72,111	$65,102	$40,341	$49,665

Return on Tangible Common Equity (Non-GAAP)	19.82%	24.21%	20.85%	12.91%	14.99%